Exhibit 13.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Hang Tat Gabriel Chan, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of PS International Group Ltd. for the fiscal year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of PS International Group Ltd.

Date: April 30, 2025	/s/ Hang Tat Gabriel Chan
Hang Tat Gabriel Chan
Chief Executive Officer and Director
(Principal Executive Officer)

I, Chun Kit Tsui, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of PS International Group Ltd. for the fiscal year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of PS International Group Ltd.

Date: April 30, 2025	/s/ Chun Kit Tsui
Chun Kit Tsui
Chief Financial Officer
(Principal Accounting and Financial Officer)